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                                                                  Exhibit 10(iv)



                     LIST OF SCHEDULES TO SECURITY AGREEMENT



     1. SCHEDULE I - LOCATIONS OF COLLATERAL. Identifies the addresses where collateral is located.

     2. SCHEDULE II - JURISDICTIONS WHERE DEBTOR IS QUALIFIED TO DO BUSINESS. Lists forty states where Allied Products Corporation is qualified to do business.